Press Release

RLJ Lodging Trust Reports Second Quarter 2021 Results

- Acquired the newly-built Hampton Inn & Suites Atlanta Midtown
- Issued $500 million of high yield bonds
- Open hotel occupancy of 61% and ADR of $142, representing ~75% of 2019

Bethesda, MD, August 5, 2021 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2021.

Transaction Highlights
•Acquired the newly-built Hampton Inn & Suites Atlanta Midtown for $58.0 million
•Issued $500.0 million of five-year senior notes at 3.750%
•Amended corporate credit facilities to extend covenant waiver period and improve flexibility
•Extended maturity of $100.0 million term loan from 2022 to 2024, including extension option
•Sold two non-core hotels during the second quarter and three non-core hotels in the third quarter

Operating Highlights
•Total portfolio achieved 57.9% occupancy and open hotels achieved 61.0% occupancy
•Total revenue of $194.3 million
•Net loss of ($52.2) million
•Net loss per share of ($0.35)
•Pro forma Hotel EBITDA of $49.9 million
•Adjusted EBITDA of $43.6 million
•Adjusted FFO per diluted common share and unit of $0.07
•Maintain a strong balance sheet with approximately $658.0 million of unrestricted cash and over $1.0 billion of liquidity

“We were pleased with our outperformance during the second quarter, driven by strong leisure demand that materialized as anticipated, along with relative improvement in business transient and group demand, which allowed us to achieve another quarter of positive Adjusted EBITDA,” commented Leslie D. Hale, President and Chief Executive Officer. “We are encouraged to see our operating trends accelerate so far in the third quarter, although we are monitoring the new COVID variants. We also made notable progress on a number of fronts, including further strengthening our balance sheet by executing an accretive $500 million bond offering, advancing our embedded value creation initiatives which will generate additional above cycle growth, and recycling capital by redeploying proceeds from non-core dispositions into a newly-built asset in the growth market of Atlanta. The combination of our strong liquidity position, compelling internal growth catalysts and a growing acquisition pipeline uniquely position us to outperform throughout this cycle.”
The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Operational Overview: (1)
Pro forma ADR	$142.11	$117.14	$132.37	$167.87
Pro forma Occupancy	57.9%	11.4%	50.4%	36.0%
Pro forma RevPAR	$82.22	$13.34	$66.71	$60.47

Financial Overview:
Total Revenues	$194,254	$32,591	$313,806	$298,073
Pro forma Hotel Revenue	$193,726	$31,660	$312,371	$295,338

Net Loss	($52,221)	($116,166)	($131,339)	($146,995)

Pro forma Hotel EBITDA	$49,939	($42,753)	$61,250	$8,373
Adjusted EBITDA (2)	$43,560	($50,521)	$47,151	($9,105)

Adjusted FFO	$11,295	($80,072)	($18,472)	($63,201)
Adjusted FFO Per Diluted Common Share and Unit	$0.07	($0.49)	($0.11)	($0.38)
Note:
(1) Pro forma statistics reflect the Company's 99 hotel portfolio as of June 30, 2021.
(2) Adjusted EBITDA for the three months ended June 30, 2021 and 2020, included $0.1 million from sold hotels. Adjusted EBITDA for the six months ended June 30, 2021 and 2020, included $0.9 million and ($0.3) million, respectively, from sold hotels.

Operational Update

As of June 30, 2021, the Company had 97 hotels open, representing 98% of the Company's portfolio. The Company's second quarter benefited from significant growth in demand as a result of the continuation of strong leisure demand and continued ramp-up of business transient and group demand. These improving trends, combined with the Company's continued emphasis on cost containment initiatives, led to a significant improvement in hotel-level cash flow. During the second quarter, the Company’s average monthly burn rate of approximately $2.0 million was significantly below the Company’s prior estimated range of $16.0 million to $20.0 million. Normalizing the $14.2 million semi-annual interest paid during June on the Senior Notes due 2025, the Company would have generated positive corporate cash flow during the second quarter. Assuming the current operating trends continue, the Company expects to generate positive corporate cash flow during each of the third and fourth quarters of 2021.

Acquisition
In early August, the Company completed the previously announced off-market acquisition of the newly-built, 186-room Hampton Inn & Suites Atlanta Midtown hotel for a purchase price of $58.0 million, or approximately $312,000 per key. The Company acquired this hotel with cash on hand, and expects this acquisition to be accretive to the Company's RevPAR, operating margins and growth profile.

Dispositions
During the second quarter, the Company completed the sale of the 130-room Residence Inn Chicago Naperville and the 78-room Residence Inn Indianapolis Fishers for total gross proceeds of $13.3 million.

Subsequent to the quarter end, the Company sold the 94-room Fairfield Inn & Suites Chicago Southeast Hammond, the 85-room Courtyard Chicago Southeast Hammond, and the 78-room Residence Inn Chicago Southeast Hammond for an aggregate sale price of $21.8 million. The Company expects to record a gain from these dispositions during the third quarter.

Balance Sheet
During the second quarter, the Company completed the offering of 3.750% senior notes due 2026, that was upsized to $500.0 million. Proceeds from the offering were used to partially repay the Company’s 2022 and 2023 debt maturities, including approximately $142.2 million for five mortgage loans maturing in 2022 and approximately $335.5 million of 2022 and 2023 maturing Term Loans.

The Company extended the maturity of $100.0 million of its $150.0 million Term Loan scheduled to mature in January 2022 to June 2024, including an extension option. Additionally, the Company amended its credit agreements resulting in the extension of covenant waivers through the first quarter of 2022, an increase in permitted acquisition capacity to $300.0 million and increased flexibility to retain a portion of refinancing and disposition proceeds for general corporate purposes.

As of June 30, 2021, the Company had approximately $658.0 million of unrestricted cash on its balance sheet, $400.0 million available under its Revolving Credit Facility, over $1.0 billion of total liquidity and $2.4 billion of debt outstanding. At present time, the Company has no debt maturities until 2023.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.01 per common share of beneficial interest of the Company in the second quarter. The dividend was paid on July 15, 2021 to shareholders of record as of June 30, 2021.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 30, 2021 to shareholders of record as of June 30, 2021.

2021 Outlook
Given the continued uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 6, 2021, at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 97 hotels with approximately 22,100 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, measures being taken in response to the COVID-19 pandemic, and the impact of the COVID-19 pandemic on our business, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty and a worsening of global economic conditions or low levels of economic growth; the duration and scope of the COVID-19 pandemic and its impact on the demand for travel and on levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel; the impact of the pandemic on global and regional economies, travel, and economic activity; the speed and effectiveness of vaccine and treatment developments and their deployment, including public adoption rates of COVID-19 vaccines and their effectiveness against emerging variants of COVID-19, such as the Delta variant; the pace of recovery when the COVID-19 pandemic subsides; the effects of steps we and our third party management partners take to reduce operating costs; increased direct competition, changes in government regulations or accounting rules; changes in local, national and global real estate conditions; declines in the lodging industry, including as a result of the COVID-19 pandemic; seasonality of the lodging industry; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks or fear of hostilities that affect travel and epidemics and/or pandemics, including COVID-19; the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms; changes in interest rates; inflation; access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt; the Company’s ability to identify suitable acquisitions; the Company’s ability to close on identified acquisitions and integrate those businesses; and inaccuracies of the Company’s accounting estimates. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations ("FFO") in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to investors in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated partnerships and joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO, EBITDA and EBITDAre
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: the Company excludes transaction costs expensed during the period
•Non-Cash Expenses: the Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and unrealized gains and loss related to interest rate hedges
•Other Non-Operational Expenses: the Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations, including gains or losses on extinguishment of indebtedness
Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Sold hotels
For the three and six months ended June 30, 2021 and 2020, respectively, pro forma adjustments included the following sold hotels:
•Residence Inn Houston Sugarland sold in December 2020
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Investment in hotel properties, net	$4,395,901	$4,486,416
Investment in unconsolidated joint ventures	6,891	6,798
Cash and cash equivalents	657,892	899,813
Restricted cash reserves	38,842	34,977
Hotel and other receivables, net of allowance of $90 and $292, respectively	25,352	13,346
Lease right-of-use assets	140,321	142,989
Prepaid expense and other assets	31,338	32,833
Total assets	$5,296,537	$5,617,172
Liabilities and Equity
Debt, net	$2,407,345	$2,587,731
Accounts payable and other liabilities	150,713	172,325
Advance deposits and deferred revenue	22,777	32,177
Lease liabilities	121,305	122,593
Accrued interest	6,140	6,206
Distributions payable	8,339	8,752
Total liabilities	2,716,619	2,929,784
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2021 and December 31, 2020	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 166,626,796 and 165,002,752 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,666	1,650
Additional paid-in capital	3,083,175	3,077,142
Accumulated other comprehensive loss	(36,297)	(69,050)
Distributions in excess of net earnings	(855,106)	(710,161)
Total shareholders’ equity	2,560,374	2,666,517
Noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	12,349	13,002
Noncontrolling interest in the Operating Partnership	7,195	7,869
Total noncontrolling interest	19,544	20,871
Total equity	2,579,918	2,687,388
Total liabilities and equity	$5,296,537	$5,617,172
Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenues
Operating revenues
Room revenue	$166,554	$27,853	$269,326	$246,745
Food and beverage revenue	12,983	1,271	19,225	32,039
Other revenue	14,717	3,467	25,255	19,289
Total revenues	$194,254	$32,591	$313,806	$298,073
Expenses
Operating expenses
Room expense	42,898	12,469	72,325	76,222
Food and beverage expense	8,709	1,801	13,265	28,181
Management and franchise fee expense	12,630	(1,827)	17,991	15,317
Other operating expense	56,883	37,933	106,003	118,890
Total property operating expenses	121,120	50,376	209,584	238,610
Depreciation and amortization	46,915	49,229	93,858	98,402
Impairment losses	—	—	5,946	—
Property tax, insurance and other	24,048	25,348	44,129	54,041
General and administrative	12,133	11,673	22,934	23,441
Transaction costs	195	20	255	30
Total operating expenses	204,411	136,646	376,706	414,524
Other (expense) income, net	(9,720)	282	(9,255)	859
Interest income	220	579	604	3,545
Interest expense	(26,366)	(23,794)	(54,261)	(47,607)
Gain (loss) on sale of hotel properties, net	103	(8)	1,186	94
Loss on extinguishment of indebtedness, net	(6,207)	—	(6,207)	—
Loss before equity in income (loss) from unconsolidated joint ventures	(52,127)	(126,996)	(130,833)	(159,560)
Equity in income (loss) from unconsolidated joint ventures	60	(975)	(238)	(390)
Loss before income tax (expense) benefit	(52,067)	(127,971)	(131,071)	(159,950)
Income tax (expense) benefit	(154)	11,805	(268)	12,955
Net loss	(52,221)	(116,166)	(131,339)	(146,995)
Net loss attributable to noncontrolling interests:
Noncontrolling interest in consolidated joint ventures	506	524	1,242	1,837
Noncontrolling interest in the Operating Partnership	268	568	664	760
Net loss attributable to RLJ	(51,447)	(115,074)	(129,433)	(144,398)
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net loss attributable to common shareholders	$(57,726)	$(121,353)	$(141,990)	$(156,955)
Basic and diluted per common share data:
Net loss per share attributable to common shareholders	$(0.35)	$(0.74)	$(0.87)	$(0.95)
Weighted-average number of common shares	163,996,003	163,543,701	163,911,475	165,346,717
Note:
The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unit holders

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net loss	$(52,221)	$(116,166)	$(131,339)	$(146,995)
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	46,915	49,229	93,858	98,402
(Gain) loss on sale of hotel properties, net	(103)	8	(1,186)	(94)
Impairment losses	—	—	5,946	—
Noncontrolling interest in consolidated joint ventures	506	524	1,242	1,837
Adjustments related to consolidated joint ventures (1)	(75)	(74)	(150)	(149)
Adjustments related to unconsolidated joint ventures (2)	291	489	585	982
FFO	(10,966)	(72,269)	(43,601)	(58,574)
Transaction costs	195	20	255	30
Loss on extinguishment of indebtedness, net	6,207	—	6,207	—
Amortization of share-based compensation	4,848	3,325	7,600	6,021
Non-cash income tax benefit	—	(11,821)	—	(13,062)
Unrealized (gain) loss on discontinued cash flow hedges	—	(371)	—	1,186
Corporate- and property-level severance	—	209	—	209
Derivative losses in accumulated other comprehensive loss reclassified to earnings (3)	10,658	—	10,658	—
Other expenses (4)	353	835	409	989
Adjusted FFO	$11,295	$(80,072)	$(18,472)	$(63,201)

Adjusted FFO per common share and unit-basic	$0.07	$(0.49)	$(0.11)	$(0.38)
Adjusted FFO per common share and unit-diluted	$0.07	$(0.49)	$(0.11)	$(0.38)

Basic weighted-average common shares and units outstanding (5)	164,768	164,316	164,684	166,119
Diluted weighted-average common shares and units outstanding (5)	165,242	164,316	164,684	166,119
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Reclassification of interest rate swap losses in accumulated other comprehensive loss to earnings for discontinued cash flow hedges due to debt paydowns.
(4) Represents expenses outside of the normal course of operations.
(5) Includes 0.8 million weighted-average operating partnership units for the three and six month periods ended June 30, 2021 and 2020.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Net loss	$(52,221)	$(116,166)	$(131,339)	$(146,995)
Depreciation and amortization	46,915	49,229	93,858	98,402
Interest expense, net of interest income	26,146	23,215	53,657	44,062
Income tax expense (benefit)	154	(11,805)	268	(12,955)
Adjustments related to unconsolidated joint ventures (1)	408	609	818	1,226
EBITDA	21,402	(54,918)	17,262	(16,260)
(Gain) loss on sale of hotel properties, net	(103)	8	(1,186)	(94)
Impairment losses	—	—	5,946	—
EBITDAre	21,299	(54,910)	22,022	(16,354)
Transaction costs	195	20	255	30
Loss on extinguishment of indebtedness, net	6,207	—	6,207	—
Amortization of share-based compensation	4,848	3,325	7,600	6,021
Corporate- and property-level severance	—	209	—	209
Derivative losses in accumulated other comprehensive loss reclassified to earnings (2)	10,658	—	10,658	—
Other expenses (3)	353	835	409	989
Adjusted EBITDA	43,560	(50,521)	47,151	(9,105)
General and administrative (4)	7,286	8,348	15,334	17,420
Other corporate adjustments (5)	(829)	(511)	(316)	(204)
Consolidated Hotel EBITDA	50,017	(42,684)	62,169	8,111
Pro forma adjustments - (income) loss from sold hotels	(78)	(69)	(919)	262
Pro forma Hotel EBITDA	$49,939	$(42,753)	$61,250	$8,373
Note:
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Reclassification of interest rate swap losses in accumulated other comprehensive loss to earnings for discontinued cash flow hedges due to debt paydowns.
(3) Represents expenses outside of the normal course of operations.
(4) Excludes amortization of share-based compensation reflected in Adjusted EBITDA.
(5) Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Total revenue	$194,254	$32,591	$313,806	$298,073
Pro forma adjustments - revenue from sold hotels	(510)	(936)	(1,397)	(2,710)
Other corporate adjustments / non-hotel revenue	(18)	5	(38)	(25)
Pro forma Hotel Revenue	$193,726	$31,660	$312,371	$295,338

Pro forma Hotel EBITDA	$49,939	$(42,753)	$61,250	$8,373

Pro forma Hotel EBITDA Margin	25.8%	(135.0)%	19.6%	2.8%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of June 30, 2021 (2)
Mortgage Debt
Mortgage loan - 1 hotel (3)	10	Oct 2022	Fixed	4.94%	$27,408
Mortgage loan - 7 hotels	3	Apr 2024	Floating (4)	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating (4)	3.35%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating (4)(5)	2.77%	85,000
Weighted Average / Mortgage Total				3.31%	$408,408

Corporate Debt
Revolver (6)	4	May 2025	Floating (4)	3.53%	$200,000
$150 Million Term Loan Maturing 2023	2	Jun 2024	Floating (4)	4.66%	100,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating (4)	4.73%	203,944
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating (4)	4.72%	114,718
$400 Million Term Loan Maturing 2025	5	May 2025	Floating (4)	4.37%	400,000
$475 Million Senior Notes due 2025	10	Jun 2025	Fixed	6.00%	474,888
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
Weighted Average / Corporate Total				4.59%	$1,993,550

Weighted Average / Gross Total				4.37%	$2,401,958
Note:
(1) Interest rates as of June 30, 2021.
(2) Excludes the impact of fair value adjustments and deferred financing costs.
(3) Loan was repaid in third quarter with proceeds from Senior Notes due 2026.
(4) The floating interest rate is hedged with an interest rate swap.
(5) Reflects an interest rate swap of $84.0 million on the $85.0 million mortgage loan.
(6) As of June 30, 2021, there was $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.